UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

NNN REIT, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

450 South Orange Avenue, Suite 900, Orlando, Florida 32801

(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Letter

On December 16, 2024, NNN REIT, Inc. (the “Company”) announced that the compensation committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved entering into a letter agreement with Michelle L. Miller, the Company’s current Executive Vice President, Chief Accounting Officer and Chief Technology Officer. Ms. Miller entered into an employment agreement with the Company on February 15, 2018 (the “Original Employment Agreement”). In connection with the expiration of the Original Employment Agreement, the Company replaced the Original Employment Agreement with an employment letter (the “Employment Letter”) and designated Ms. Miller as a participant in the Executive Severance and Change of Control Plan (the “Executive Severance Plan”) as described below. The Employment Letter and Ms. Miller’s participation in the Executive Severance Plan will become effective on January 1, 2025 (the “Effective Date”).

The terms of the Employment Letter are as follows:

•
Ms. Miller will be entitled to receive an annual base salary of $350,000.
•
Ms. Miller will be eligible to receive an annual cash performance-based bonus determined in accordance with the Company’s executive compensation policies in effect during her employment.
•
Ms. Miller will be eligible to receive equity awards under the Company’s 2017 Performance Incentive Plan.
•
Ms. Miller will be eligible to participate in the Company’s benefit plans, and will receive certain additional fringe benefits.
•
The Company will reimburse Ms. Miller for all ordinary and reasonable out-of-pocket expenses related to the performance of her services.

Executive Severance Plan

On January 19, 2022, the Board adopted the Executive Severance Plan applicable to certain employees of the Company who are designated as participants by the Committee and who enter into a letter agreement with the Company. Ms. Miller has been designated as a participant in the Executive Severance Plan effective as of the Effective Date, with a “termination payment multiple” of two and a “change of control termination payment multiple” (as such terms are defined in the Executive Severance Plan) of two.

The “termination payment multiple” applies on a termination of a participant’s employment by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the Executive Severance Plan) and the “change of control termination payment multiple” applies on a termination of a participant’s employment by the Company without “cause” or by the participant for “good reason”, in each case during the period beginning on the date that is three months prior to the consummation of a “change of control” of the Company and ending on the date that is 12 months after the consummation of such “change of control” of the Company (such period, the “Change of Control Protection Period”).

Death or Disability Severance Benefits. If a participant’s employment is terminated due to such participant’s death or disability, such participant will be eligible to receive: (a) a lump sum cash payment equal to a prorated portion of such participant’s annual bonus at the “target” level for the year of termination; (b) in the event of such participant’s death, (i) a lump sum cash payment equal to two months of such participant’s annual base salary, and (ii) one-year of continued Company-paid health coverage for participant's spouse and dependents; (c) vesting of any unvested time-based equity awards; and (d) vesting of any unvested performance-based equity awards at the “target” level of performance.

Termination without Cause or for Good Reason Severance Benefits. If a participant’s employment is terminated by the Company without “cause” or by such participant for “good reason”, such participant will be eligible to receive: (a) a cash payment equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by his or her annual base salary; (b) a cash payment equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by such participant’s average annual bonus for the three years of employment prior to termination (provided, however, if such participant serves as the Company’s Chief Executive Officer (the “CEO”) on his or her termination date, such termination occurs on or after the consummation of a “change of control” and such participant has not been employed for three years, then the amount payable to such participant under this clause (b) will be equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by such participant’s average annual bonus for the years of employment that such participant served as the CEO); (c) one-year of continued Company-paid health coverage; (d) in the event of such termination during the Change of Control Protection Period, a payment equal to a prorated portion of such participant’s annual bonus at the “target” level for the year of termination; (e) vesting of any unvested time-based equity awards; and (f) vesting of a pro-rated portion of any unvested performance-based equity awards based on attainment of actual performance. The cash payments in clauses (a) and (b) are payable in equal installments over a 12-month period.

Retirement Severance Benefits. If a participant’s employment is terminated due to retirement (as approved by the Board), such participant will be eligible to receive: (a) a lump sum cash payment equal to a prorated portion of such participant’s annual bonus based on attainment of actual performance for the year of termination; (b) vesting of any unvested time-based equity awards; and (c) vesting of a pro-rated portion of any unvested performance-based equity awards based on attainment of actual performance.

Change of Control Equity Benefits. On a “change of control” of the Company, a participant will be eligible to receive: (a) vesting of any unvested time-based equity awards; and (b) vesting of any unvested performance-based awards at the “target” level of performance; provided that, if the participant has previously been terminated from employment without “cause” or for “good reason” and the “change of control” occurs prior to the vesting of any such unvested performance-based equity awards, then the performance-based equity awards will vest at the “target” level of performance as of the effective date of such “change of control”.

Conditions to Receipt of Severance. A participant must execute a letter agreement with the Company that contains non-competition, non-solicitation, non-disclosure and non-disparagement covenants. Additionally, other than in the case of a termination of employment due to death or disability, the participant’s receipt of severance payments and benefits under the Executive Severance Plan is contingent upon such participant timely signing and not revoking a release of claims in favor of the Company and such participant complying with the restrictive covenants in his or her letter agreement.

Excise Tax. In the event any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a participant would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, a participant will be entitled to receive either full payment of such payments or benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the participant. No excise tax gross-ups are provided for in the Executive Severance Plan.

The foregoing summary of the terms and conditions of the Employment Letter and the Executive Severance Plan is qualified in its entirety by reference to the full text of the Employment Letter and Executive Severance Plan, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

10.1	Employment Letter, dated as of December 16, 2024, between the Company and Michelle L. Miller.
10.2	NNN REIT, Inc. Executive Severance and Change of Control Plan (filed on January 21, 2022 as Exhibit 10.3 to the Registrant's Current Report on Form 8-K).
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN REIT, Inc.

Dated: December 17, 2024	By:	/s/ Kevin B. Habicht
Kevin B. Habicht
Executive Vice President and Chief Financial Officer